UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 10, 2018, Omeros Corporation (“Omeros”) entered into Amendment No. 3 to Loan Agreement (the “Amendment”) with nura, inc., a wholly owned subsidiary of Omeros, CRG Servicing LLC, as administrative agent and collateral agent, and certain lenders thereto (collectively, the “Lenders”). The Amendment modified the financial covenants in the Term Loan Agreement, dated as of October 26, 2016, among Omeros and the Lenders, as amended (the “Loan Agreement”). Pursuant to the Amendment, the applicable revenue and market cap covenants with respect to the twelve-month period beginning on January 1, 2018 were eliminated. In addition, the market cap threshold calculation for future periods was reduced from the product of 6.4 times the aggregate principal amount of loans outstanding (excluding any payment-in-kind loans) on the applicable determination date to the product of 3.0 times the aggregate amount of loans outstanding (excluding any payment-in-kind loans) on the applicable determination date.

In connection with the execution of the Amendment, on April 12, 2018 Omeros issued the Lenders warrants to purchase an aggregate of 200,000 shares of Omeros common stock (the “Warrants”). The Warrants are exercisable for five years at an exercise price per share of $23.00, which represents an approximately 70% premium to the closing price of Omeros’ common stock on April 6, 2018. The Lenders are subject to a one-year restriction on the sale or transfer of the warrants and, if exercised, the underlying common stock, if any amount of debt remains outstanding under the Loan Agreement. The Warrants were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Amendment and the Warrants is only a summary of their respective material terms and does not purport to be complete. Copies of the Amendment and the form of Warrant issued to the Lenders are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Term Loan Agreement among Omeros Corporation, nura, inc., CRG Servicing LLC, as administrative agent and collateral agent, and certain lenders thereto, dated April 10, 2018.

10.2	Form of Warrant to Purchase Stock issued by Omeros Corporation to each lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: April 13, 2018	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors